UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2026

Cartica Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41198	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 11th Floor New York, NY (Address of principal executive offices)	10105 (Zip Code)

+1 (202) 741-3677

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 17, 2026, Cartica Acquisition Corp (the “Company”) (i) notified Financial Industry Regulatory Authority, Inc. of the anticipated redemption (the “Redemption”) of the Company’s outstanding Class A ordinary shares, par value $0.0001 per share (“Class A Shares”); and (ii) requested that OTC Markets Group, Inc. (the “OTC Markets”) suspend trading of the Company’s Class A Shares, redeemable warrants to purchase Class A Shares (the “Redeemable Warrants”) and units, each consisting of one Class A Share and one-half of one Redeemable Warrant (the units, together with the Class A Shares and the Redeemable Warrants, the “Securities”) effective before the opening of trading on February 24, 2026. As a result, the Securities will no longer be listed on the OTC Markets.

Following the delisting of the Securities on the OTC Markets, the Company intends to file a Form 15 Certification and Notice of Termination of Registration with the Securities and Exchange Commission, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be terminated with respect to the Securities.

Item 8.01	Other Events

The Company was not able to consummate a business combination by the deadline (February 7, 2026) specified in the Company’s Amended and Restated Memorandum and Articles of Association of the Company, dated January 4, 2022, as amended (the “Articles”). Accordingly, on February 7, 2026, in accordance with Article 163(a) of the Articles, the Company ceased all operations except for the purpose of winding up, dissolution and liquidation of the Company. Further, in accordance with Article 163(a) of the Articles, the Company intends to redeem the Class A Shares on February 25, 2026 at a per-share price (the “Redemption Amount”), payable in cash, equal to the aggregate amount then on deposit in the trust account (the “Trust Account”), including interest earned on the Trust Account and not previously released to the Company to pay income taxes, if any, divided by the number of Class A Shares then in issue, which redemption will completely extinguish the holders of Class A Shares' rights as shareholders (including the right to receive further liquidation distributions, if any). There will be no redemption rights or liquidating distributions with respect to the Redeemable Warrants, which will expire worthless.

As of February 17, 2026, the total amount held in the Trust Account was approximately $11,865,002, and a total of 927,559 Class A Shares were outstanding. The Company estimates that the Redemption Amount will be approximately $12.79.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the redemption of Class A Shares and the filing of the Form 15. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual events to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the events described will happen as described (or that they will happen at all). Please refer to the publicly filed documents of the Company, including the Company’s Annual Report on Form 10-K, as filed with the SEC on March 31, 2024, for risks and uncertainties which may affect the statements made in this Current Report on Form 8-K. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

If any of the risks identified in documents publicly filed by the Company materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this Current Report on Form 8-K, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTICA ACQUISITION CORP

Date: February 18, 2026	By:	/s/ Suresh Guduru
	Name:	Suresh Guduru
	Title:	Chairman and Chief Executive Officer